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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan, as amended, and the 2000 Stock Incentive Plan of Saba Software, Inc. of our report dated December 16, 1999, except for Note 12, as to which the date is January 28, 2000 with respect to the consolidated financial statements of Saba Software, Inc. included in its Registration Statement on Form S-1 (No. 333-95761) and filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP


Walnut Creek, California
April 5, 2000